Contact:	Paul Adams Corporate Communications 410-470-4167 paul.adams2@exeloncorp.com Emily Duncan Investor Relations 312-394-2345
EXELON ANNOUNCES CEO AND CFO FOR UTILITY AND COMPETITIVE ENERGY BUSINESSES IN SUPPORT OF SEPARATION
Utility business to be named Exelon; competitive energy business to be named Constellation

CHICAGO (Oct. 1, 2021) — Exelon Corp. (Nasdaq: EXC) today announced the senior leadership of the transmission and distribution utility business and the competitive power generation and retail energy business that will result from the planned separation of the companies.

Christopher Crane, Exelon president and CEO, will continue as CEO of the regulated utility business, which will be called Exelon, and Joseph Dominguez, currently CEO of ComEd, has been named CEO of Exelon Generation and incoming CEO of the competitive energy business, which will be called Constellation. The company also announced that Joseph Nigro, Exelon CFO, will continue as CFO of Exelon, and Daniel Eggers, currently senior vice president of corporate finance for Exelon, has been named CFO of Exelon Generation and incoming CFO of Constellation. Dominguez and Eggers will move into their new roles immediately, and Crane and Nigro will remain in their current roles.

Calvin Butler, currently CEO of Exelon Utilities, will assume the role of interim CEO of ComEd, in addition to his current duties.

The separation remains on track to close in the first quarter of 2022, pending completion of the remaining regulatory approvals.

These announcements mark the latest milestone in the separation process, which was first announced in February. The transaction will give each company the financial and strategic independence to focus on its unique customer needs, while remaining focused on its core business strategy.

“The two companies will be leaders in their respective industries and will have the resources necessary to best serve their respective customers and sustain long-term investment and operating excellence,” Crane said. “As an independent company, Exelon will lead the way toward a brighter and cleaner energy future for our more than 10 million electric and gas customers, while continuing to invest in critical infrastructure, expand economic opportunity and promote equity in all the communities we serve.”

“Constellation will be the largest producer of clean energy in the nation by a wide margin, giving our expansive customer-facing platform a competitive edge as consumers and policymakers increasingly demand sustainable energy solutions,” Dominguez said. “I’m excited about the opportunity to lead such a talented workforce as we seek new opportunities to help our customers and communities reduce pollution and power a next-generation energy grid.”

About Chris Crane:
Crane has served as president and CEO of Exelon Corp. since 2012, overseeing the nation’s leading competitive power provider and the largest utility company by customer count. During his tenure, he has led the company through major acquisitions, capital programs and cost management initiatives, while growing revenue from $23.5 billion in 2012 to $33 billion in 2020. Prior to being named CEO, he served as president and chief operating officer of the company, overseeing one of the nation’s largest portfolios of electric power facilities, including the nation’s largest fleet of nuclear plants. He has held a variety of progressively more responsible positions over the course of his more than 30-year career. He joined Exelon (then ComEd) in 1998 and was named chief nuclear officer in 2004. He played a key role in transforming the nuclear fleet into an industry leader in operational, safety, management, regulatory, workforce and financial practices. He assumed responsibility for Exelon’s fossil, hydro and renewables facilities, in addition to the nuclear fleet, in 2007. He oversaw a broad range of generation business development initiatives, including new nuclear development, nuclear operating services, development of the largest urban solar project and asset optimization. He was named president of Exelon Generation in 2008. Prior to joining Exelon, Crane served as Browns Ferry site vice president for Tennessee Valley Authority and worked in new plant start-up at the Comanche Peak Nuclear Power Plant in Texas and Palo Verde Nuclear Generating Station in Arizona. You can read his full bio at www.exeloncorp.com/leadership-and-governance/executives/christopher-m-crane.

About Joseph Nigro:
As Exelon’s chief financial officer, Nigro is responsible for overseeing the execution of all financial activities, including capital investment, financial reporting, planning, risk management, tax and insurance. He also leads the treasury function in developing and implementing financing plans, and investor relations. Prior to his current role, Nigro served as CEO of Constellation, Exelon’s competitive retail and wholesale energy business. He was responsible for marketing electricity, natural gas and other energy-related products and services for Constellation customers, as well as optimizing the value of Exelon’s generation output. Prior to his CEO role, Nigro served as senior vice president, portfolio strategy, for Constellation. He led the portfolio management, structuring, quantitative analysis, transmission analysis, fundamental forecasting, strategic business and other functions. Nigro joined Exelon’s PECO Power Team in 1996 and later held a series of roles on the Exelon Power Team, including senior vice president of portfolio management and strategy. Prior to joining Exelon, he spent seven years with Phibro Energy Inc., an independent trading and refining company in Greenwich, Conn., and Houston. You can read his full bio at www.exeloncorp.com/leadership-and-governance/executives/joseph-nigro?tab=presentations.

About Joseph Dominguez:
Dominguez became CEO of ComEd in 2018, overseeing management of the electric grid serving more than 4 million customers in Chicago and most of northern Illinois. He led ComEd during a period of record performance for customers, including best-ever reliability and customer satisfaction. However, the majority of his more than 20-year career at Exelon has been working on behalf of the generation business, leading transformational changes in the policy landscape supporting zero emission nuclear energy, negotiating large commercial transactions and cementing Exelon Generation’s reputation as the leading provider of clean energy solutions in the U.S. For much of that time Dominguez served as executive vice president of governmental and regulatory affairs and public policy for Exelon. In that role, he led the development and implementation of federal, state and regional governmental, regulatory and public policy strategies for the company. Dominguez began his career at Exelon in 2002 as associate general counsel, taking responsibility for all litigation matters in the mid-Atlantic region. He was named general counsel for Exelon utility PECO in 2004, and in 2007 was named senior vice president of state regulatory and government affairs and general counsel of Exelon Generation. His role expanded in 2009 to include senior vice president of communications, and in 2010 he was named senior vice president of federal regulatory affairs and public policy for Exelon. Prior to Exelon, Dominguez was a partner in the law firm of White and Williams, LLP, with a broad-based litigation practice counseling large and small corporations, institutions and government entities. He also is a former assistant U.S. Attorney, Eastern District of Pennsylvania, where he spearheaded the investigation and prosecution of numerous crimes, ranging from money laundering to murder-for-hire. You can read his full bio at www.exeloncorp.com/leadership-and-governance/executives/joseph-dominguez.

About Daniel Eggers:
Eggers currently serves as senior vice president of Corporate Finance, leading the investor relations, treasury, corporate planning, corporate financial operations and insurance functions. He and his team serve as the primary interface between Exelon and the financial community, including investors and rating agencies, and are responsible for explaining the company’s financial, strategic, operational and regulatory goals and results. He joined the company in 2016 as senior vice president of investor relations, taking responsibility for developing and managing strategy and message content for external financial communications, including earnings and other investor presentations. In 2018 he was named a top IR professional in the utilities sector by Institutional Investor. Prior to Exelon, Eggers was a managing director at Credit Suisse in the Investment Banking division. He served as a member of the Equity Research department, where he covered regulated utility, integrated power and independent power producer stocks, including Exelon. He also served as co-head of U.S. Energy Research and had macro coverage responsibilities for the power sector, as well as wind energy and carbon policy. Over his 18-year career at Credit Suisse, he was a top-ranked analyst in the Institutional Investor Poll and the Bloomberg/Greenwich Associate poll, and also received awards for stock picking and estimate accuracy from Starmine, among other honors. You can read his full bio at www.exeloncorp.com/leadership-and-governance/executives/daniel-l-eggers.

Timing and Approvals
Closing of the transaction in the first quarter of 2022 is subject to final approval by the company’s Board of Directors, a Form 10 registration statement being declared effective by the Securities and Exchange Commission, the receipt of remaining regulatory approvals and the satisfaction of other conditions. The transaction was approved by the Federal Energy Regulatory Commission in August. Approval by the Nuclear Regulatory Commission and New York Public Service Commission remains pending. Exelon shareholder approval is not required. There can be no assurance that any separation transaction will ultimately occur or, if one does occur, of its terms or timing.
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About Exelon Corporation

Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2020 revenue of $33 billion Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.

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